SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                           Current Report Pursuant to
                             Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported):   February 12, 1998




                              SOFTNET SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




                                    NEW YORK
                 (State or other jurisdiction of incorporation)





        1-5270                                    11-1817252
(Commission File Number)        (I.R.S. Employer Identification Number)



 520 Logue Ave., Mountain View, CA                         94043
(Address of principal executive offices)                (Zip Code)



                                 (650) 965-3700
              (Registrant's telephone number, including area code)



ITEM 5.   OTHER EVENTS

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 30,000,000 shares, of which 25,000,000 shares are Common Stock, par value $.01 per share, and 4,000,000 shares are Preferred Stock, par value $.01 per share, of which 5,000 shares have been designated as Series A Convertible Preferred Stock ("Series A Preferred Stock"). At January 1, 1998, there were 6,970,546 shares of Common Stock outstanding, and 5,000 shares of Series A Convertible Preferred Stock outstanding.

     The following description of the capital stock of the Company and certain provisions of the Company's Certificate of Incorporation, as amended (the "Certificate"), and the Company's By-Laws is a summary and is qualified in its entirety by the provisions of the Certificate and By-Laws, which have been filed with the Securities and Exchange Commission.

COMMON STOCK

     The issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable. Subject to the right of holders of the Series A Preferred Stock, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. The shares of Common Stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive, pro rata, the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of the holders of Series A Preferred Stock or any holders of Preferred Stock then outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, except that the shareholders are entitled to cumulative voting with respect to the election of Directors.

PREFERRED STOCK

     The Company's Certificate authorizes the Board of Directors to issue the Preferred Stock in one or more series and to establish the designations, preferences, qualifications, limitations or restrictions of any class or series with respect to the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the terms and conditions for conversion or exchange into any other class or series of the stock, voting rights and other terms. The Company may issue, without approval of the holders of Common Stock, Preferred Stock which has voting, dividend or liquidation rights superior to the Common Stock and which may adversely affect the rights of holders of Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company.

SERIES A CONVERTIBLE PREFERRED STOCK

     On December 31, 1997, in a private placement, the Company completed the sale of 5,000 shares of Series A Convertible Preferred Stock, at an issue price of $1,000 per share (the "Stated Value"). The Series A Preferred Stock bears dividends which will accrue cumulatively at a rate of 5% per annum and are payable quarterly, at the Company's option, in cash or in additional shares of Series A Preferred Stock. Each outstanding share of Series A Preferred Stock shall have no voting rights except as otherwise required by the Business Corporation Law of New York.

     The Series A Preferred Stock ranks senior to the Company's Common Stock as to dividends, distributions and distributions of assets upon liquidation, dissolution or winding up of the Company. In the event of any liquidation, dissolution or winding up of the Company or the sale of substantially all of the Company's assets, the Series A Preferred Stockholders shall receive out of the assets of the Company, an amount per share equal to the sum of (i) the Stated Value and (ii) the accrued but unpaid dividends on the Series A Preferred Stock (the "Liquidation Preference"), before distribution is made on the Common Stock. After full payment of the Liquidation Preference, any remaining assets shall be distributed ratably to holders of Series A Preferred Stock (on an as-converted basis) and to holders of the Common Stock.

     The Series A Preferred Stock is subject to mandatory redemption upon certain circumstances, including the Company's (i) failure to convert the Series A Preferred Stock into Common Stock when required, (ii) bankruptcy or assignment for the benefit of creditors, and (iii) suspension from trading on the American Stock Exchange ("AMEX"). In a mandatory redemption, the Company shall purchase a Series A Preferred Stockholder's shares for an amount per share equal to the greater of (1) 118% multiplied by the Liquidation Preference, and (2) the "parity value" of the shares. "Parity value" means the product of (a) the number of shares of Common Stock issuable upon conversion of Series A Preferred Stock on the day immediately preceding the mandatory redemption payment date multiplied by (b) the closing price for the Common Stock on such conversion date. At the option of any Series A Preferred Stockholder, the sale, merger, conveyance or disposition of all or substantially all of the assets of the Company shall either: (i) require the Company to redeem the Series A Preferred Stock for 118% of the Liquidation Preference or (ii) cause the Series A Preferred Stock to be automatically converted to the securities of the acquiring entity.

     Series A Preferred Stockholders, subject to certain restrictions, are entitled to convert their shares of Series A Preferred Stock into Common Stock for a conversion price that is based upon the market price of the Common Stock over a certain trading period, but not more than $8.28 per share. With certain limited exceptions, Series A Preferred Stockholders shall not be entitled to convert shares that would cause such holder to beneficially own more than 4.99% of the outstanding shares of Common Stock, unless such holder provides the Company with sixty-one days notice and the notice period has expired. The conversion price shall be subject to equitable adjustments under certain circumstances including stock splits, stock dividends, mergers and consolidations and other adjustments due to the change of control of the Company. If the number of shares of Common Stock issued upon conversion of the Series A Preferred Stock equals 19.99% of the outstanding Common Stock, then the Series A Preferred Stock shall cease to be convertible into Common Stock unless the Company receives AMEX or stockholder approval for such issuance. If the Company does not have a sufficient number of shares of Common Stock to satisfy a conversion request, then the Series A Preferred Stockholder shall receive certain conversion default payments payable in cash or Common Stock.

     The Company shall have the right to redeem the Series A Preferred Stock on or after December 31, 1998 at a price per share equal to the greater of (i) 130% of the Stated Value, or (ii) the "parity value" of the redeemed shares. Parity value means the product of (a) the number of shares of Common Stock issuable upon conversion of such shares (except that the trading days used to calculate the market price shall be the trading days in the trading period that maximize the number of shares of Common Stock issuable upon redemption), multiplied by
(b) the closing price for the Common Stock on such conversion date.

     Subject to certain limited extensions, all outstanding shares of Series A Preferred Stock shall be automatically converted into shares of Common Stock on December 31, 2000.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is Chase Mellon Shareholder Services, East Hartford, Connecticut.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SOFTNET SYSTEMS, INC.



                              By: /s/ Mark Phillips
                                  Treasurer


Dated:  February 12, 1998